Exhibit 10.1

SIXTH AMENDMENT
TO LOAN AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AGREEMENT ("Sixth Amendment"), dated as of December 27, 2017, is made and entered into by and between AUTOWEB, INC. (formerly AUTOBYTEL INC.), a Delaware corporation ("Borrower"), and MUFG UNION BANK, N.A., formerly Union Bank, N.A. ("Bank").

RECITALS:

A.
Borrower and Bank are parties to that certain Loan Agreement dated as of February 26, 2013, that certain Consent dated July 29, 2013, that certain First Amendment dated September 10, 2013, that certain Second Amendment dated January 13, 2014, that certain Third Amendment dated as of May 20, 2015, that certain Fourth Amendment dated June 1, 2016, and that certain Fifth Amendment dated as of June 28, 2017 (collectively the “Agreement”), pursuant to which Bank agreed to extend credit to Borrower in the form of a revolving line of credit and two term loans.

B.
Borrower has requested that Bank agree to amend the Agreement in certain respects related to the loan covenants, term loans, and the change in Borrower’s legal name to AutoWeb, Inc. Bank is willing to amend the Agreement, subject, however, to the terms and conditions of this Sixth Amendment.

AGREEMENT:

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank hereby agree as follows:

1.
Defined Terms. Initially capitalized terms used herein which are not otherwise defined shall have the meanings assigned thereto in the Agreement.

2.
Amendments to the Agreement.

(a)
The definition of “Borrower” is hereby amended by substituting the name of “AutoWeb, Inc.” for the existing name of “Autobytel Inc.” appearing at the beginning of the Agreement.

(b)
Section 1.1.3 of the Agreement, which relates to the Term Loan 2, is hereby deleted in its entirety.

(c)
Section 4.8 of the Agreement, which relates to the Quarterly EBITDA, is hereby deleted in its entirety and replaced with the following:

“4.8 Quarterly EBITDA. Borrower will maintain a minimum quarterly EBITDA of at least the following amounts for each of the following fiscal quarters thereafter, with no minimum quarterly EBITDA requirement for the fiscal quarter ending December 31st each year:

Minimum Amount	Quarter

One Million Five Hundred Thousand Dollars ($1,500,000)	ending March 31st
One Million Seven Hundred Fifty Thousand Dollars ($1,750,000)	ending June 30th
Two Million Two Hundred Fifty Thousand Dollars ($2,250,000)	ending Sept. 30th

3.
Effectiveness of this Sixth Amendment. This Sixth Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

(a)
A counterpart of this Sixth Amendment, duly executed by Borrower;

(b)
The repayment, in full, of all principal and interest related to Term Loan 2, as defined in the Agreement upon which repayment that certain Commercial Promissory Note (Base Rate) dated as of May 20, 2015 and representing Term Loan 2 is hereby cancelled and shall have no further force or effect; and

(c)
Such other documents, instruments or agreements as Bank may reasonably deem necessary in order to effect fully the purposes of this Sixth Amendment.

4.
Ratification.

(a)
Except as specifically amended hereinabove, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

(b)
Upon the effectiveness of this Sixth Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Sixth Amendment,

5.
Representations and Warranties. Borrower represents and warrants as follows:

(a)
Each of the representations and warranties contained in Section 3 of the Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein; provided, however, that the following representations and warranties are amended or supplemented and updated as follows:

(i)
Section 3.2.                            For the purposes of Section 3.2 of the Agreement, Exhibit A attached hereto constitutes the current schedule of Borrower’s Affiliates delivered to Bank.

(ii)
Section 3.8.                            Section 3.8 of the Agreement is hereby amended in its entirety to read as follows:

3.8 Financial Statements. Borrower’s financial statements, including both a balance sheet at September 30, 2017, together with supporting schedule, and an income statement for the nine (9) months ended September 30, 2017, have heretofore been furnished to Bank, are true and complete, and fairly represent Borrower’s financial condition for the period covered thereby.

(b)
The execution, delivery and performance of this Sixth Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower; and

(c)
Except as previously disclosed to Bank, no event has occurred and is continuing or would result from this Sixth Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

6.
Governing Law. This Sixth Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

7.
Counterparts. This Sixth Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.

“Borrower”

AUTOWEB, INC.

By: /s/ Jeffrey H. Coats
        Jeffrey H. Coats
        President and Chief Executive Officer

By: /s/ Glenn E. Fuller
       Glenn E. Fuller
      Executive Vice President, Chief Legal and
       Administrative Officer and Secretary

 “Bank”

MUFG UNION BANK, N.A.

By: /s/ Gregory Dubnansky
       Gregory Dubnansky
       Vice President

Exhibit A
Borrower Affiliates

Autobytel Dealer Services, Inc.
Dealix Corporation
Car.com, Inc.
Autotegrity, Inc.
Autobytel, Inc.
AW GUA USA, Inc.
AW GUA, Sociedad de Responsabilidad Limitada